Exhibit 10.5

FIRST AMENDMENT AND JOINDER AGREEMENT

THIS FIRST AMENDMENT AND JOINDER AGREEMENT (“Agreement”) is executed as of April 12, 2016, WHEELER REIT, L.P., a Virginia limited partnership, the undersigned Guarantors, each of the undersigned (individually and collectively, the “Joining Party”), who are becoming guarantors pursuant to §5.5 of the Credit Agreement dated as of May 29, 2015, as from time to time in effect (the “Credit Agreement”), among WHEELER REIT, L.P. (the “Borrower”), the Guarantors, KeyBank National Association, a national banking association (“KeyBank”), as Administrative Agent for the lenders (“Agent”), and the lenders from time to time party thereto (“Lenders”). Terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A. Borrower, the Guarantors, Agent and the Lenders have agreed to amend the Credit Agreement as set forth herein.

B. Each Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Credit Agreement, the Notes, and the Indemnity Agreement.

C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

I. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

1. The following definitions in Section 1.1 of the Credit Agreement shall be deleted in their entirety and replaced with the following:

Applicable Margin. The Applicable Margin for (a) LIBOR Rate Loans shall be 5.00% and (b) Base Rate Loans shall be 4.00% until such time as the Margin Condition has been met, and from and after such time, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be as set forth below based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate pursuant to §7.4(c):

Pricing Level	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 45%	1.75%	0.75%
Pricing Level 2	Greater than or equal to 45% but less than 55%	2.00%	1.00%

Pricing Level	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 3	Greater than or equal to 55% but less than 60%	2.25%	1.25%
Pricing Level 4	Greater than or equal to 60%	2.50%	1.50%

The Applicable Margin shall not be adjusted based upon such Consolidated Leverage Ratio, if at all, until the third (3rd) Business Day following receipt of any updated Compliance Certificate. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Revolving Credit Loans shall be at Pricing Level 4 commencing on the first (1st) Business Day following the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until such failure is cured, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate. The Applicable Rate in effect from the Effective Date through the date of the next change in the Applicable Rate pursuant to the provisions hereof shall be determined based upon Pricing Level 2. The provisions of this definition shall be subject to §2.6(e).

Borrowing Base Availability. (A) At any time of determination on or prior to March 31, 2017, the aggregate of (i) with respect to the Initial Assets, the lesser of (a) sixty five percent (65%) of the aggregate Appraised Value of each Initial Asset, (b) sixty five percent (65%) of the aggregate cost basis (determined in accordance with GAAP) for each Initial Asset, or (c) the Implied Debt Service Amount (calculated solely with respect to the Adjusted Net Operating Income and Loan Exposure related to the Initial Assets) plus (ii) with respect to the AC Portfolio Assets, the lesser of (a) eighty five percent (85%) of the aggregate Appraised Value of each AC Portfolio Asset, or (b) the AC Implied Debt Service Amount, and (B) at any time after March 31, 2017 the lesser of (i) sixty five percent (65%) of the aggregate Appraised Value of each Collateral Property, (ii) sixty five percent (65%) of the aggregate cost basis (determined in accordance with GAAP) for each Collateral Property, or (iii) the Implied Debt Service Amount; provided further that upon any payment or prepayment of principal hereunder, amounts may be re-advanced against the AC Portfolio Assets solely by reference to the Borrowing Base Availability as calculated under this subsection (B) regardless of the date of such calculation.

Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of the Total Commitment (subject to increase upon satisfaction of the Margin Condition as provided in §2.11) to be made by the Revolving Credit Lenders hereunder as more particularly described in §2.

Total Commitment. As of the date of this Agreement, the Total Commitment is Sixty Seven Million Two Hundred Fifty Thousand and No/100 Dollars ($67,200,000.00). The Total Commitment may increase in accordance with §2.11 upon satisfaction of the Margin Condition or decreased in accordance with §2.4 at any time. The Total Commitment shall be reduced on a dollar for dollar basis by each payment of principal hereunder until such time as the Total Commitment has been reduced to Forty-Nine Million Nine Hundred Fifty Thousand and No/100 Dollars ($49,950,000.00). The Total Commitment shall be reduced (with the Borrower making such prepayments as are necessary in connection therewith) to Sixty Million Three Hundred Twenty Thousand Two Hundred Fifty and No/100 Dollars ($60,320,250.00) no later than July 31, 2016 (the “Reduction Date”) and shall be further reduced to Forty-Nine Million Nine Hundred Fifty Thousand and No/100 Dollars ($49,950,000.00) no later than March 31, 2017. Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f).

2. The following definitions shall be added to Section 1.1 of the Credit Agreement in the correct alphanumeric order:

AC Implied Debt Service Amount. At any time of determination, a Loan Exposure such that the Implied Debt Service Coverage (calculated solely based on the Adjusted Net Operating Income from the AC Portfolio Assets) would be 1.25 to 1.0.

AC Portfolio Assets. Those certain Collateral Properties owned by WHLR-Ladson Crossing, LLC, WHLR-Lake Greenwood Crossing, LLC, WHLR-Lake Murray, LLC, WHLR-Litchfield Market Village, LLC, WHLR-Moncks Corner, LLC, WHLR-Shoppes at Myrtle Park, LLC, WHLR-Ridgeland, LLC, WHLR-South Lake Pointe, LLC, WHLR-Mullins South Park, LLC, WHLR-St. Matthews, LLC, WHLR-Darien, LLC, WHLR-Devine Street, LLC, WHLR-Folly Road Crossing, LLC, and WHLR-Georgetown, LLC.

Initial Assets. Those certain Collateral Properties owned by Lumber River Associates, LLC and Chesapeake Square Associates, LLC.

Margin Condition. The satisfaction of the following conditions: (a) the Total Commitment has been reduced to $49,950,000.00, and (b) the Loan Exposure does not exceed the Borrowing Base Availability as determined solely by reference to subsection (B) thereof (regardless of the date of determination).

3. The following shall be added as a new paragraph to the beginning of Section 3.2 of the Credit Agreement:

Until such time as the Margin Condition has been met, Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders, as applicable, for application to the Revolving Credit Loans, the net proceeds of any incremental equity, preferred equity, subordinated debt, asset-sale proceeds, financing or refinancing, or any other incremental capital raised by Borrower or REIT during such period.

4. Section 9.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

§9.1 Maximum Consolidated Leverage Ratio. The REIT’s Consolidated Leverage Ratio shall not exceed seventy percent (70%) through March 31, 2017, and from and after April 1, 2017 the REIT’s Consolidated Leverage Ratio shall not exceed sixty five percent (65%).

5. Section 9.5 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

§9.5 Liquidity. The unrestricted cash and Cash Equivalents of the REIT plus immediately available funds under this Agreement must equal (a) at least Two Million Five Hundred Dollars ($2,500,000) at all times through March 31, 2017, and (b) from and after April 1, 2017, at least Five Million Dollars ($5,000,000) at all times.

6. Schedule 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the Schedule 1.1 attached hereto.

II. Fees. On or prior to the execution of this Agreement, Borrower shall pay to Agent all reasonable costs and expenses of Administrative Agent in connection with this Agreement, including, without limitation, reasonable legal fees and expenses incurred by Agent, together with the additional fees to be paid to the Agent as set forth in the fee letter of even date between the Borrower and the Agent.

III. Joinder. By this Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” under the Credit Agreement, the Notes, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Guarantor under the Credit Agreement, the Notes, the Indemnity Agreement and the other Loan Documents.

IV. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor on and as of the Effective Date as though made on that date, except where any such representation and warranty is limited to a specific date prior to the Effective Date or where the failure would not have a Material Adverse Effect. As of the Effective Date, all covenants and agreements in the Loan Documents of the Subsidiary Guarantors are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

V. Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Credit Agreement, the Indemnity Agreement and the other Loan Documents heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Credit Agreement, the Notes, the Indemnity Agreement and the other Loan Documents to confirm such obligation.

VI. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Agreement.

VII. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

VIII. Counterparts. This Agreement, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement is a Loan Document. Borrower and the Guarantors hereby ratify, confirm and reaffirm all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents, and further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Agreement. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Agreement.

IX. Effective Date. The effective date (the “Effective Date”) of this Agreement is the date first written above.

[Signature Page to Follow]

IN WITNESS WHEREOF, Joining Party has executed this Agreement under seal as of the day and year first above written.

BORROWER:

WHEELER REIT, L.P., a Virginia limited partnership

By:	WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chief Executive Officer

GUARANTOR:

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, CEO

CHESAPEAKE SQUARE ASSOCIATES, LLC, a Virginia limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Managing Member

	By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ Jon S. Wheeler
Jon S. Wheeler, CEO

[Signature page to First Amendment and Joinder Agreement]

LUMBER RIVER ASSOCIATES, LLC, a Virginia limited liability company

By:	Lumber River Management, LLC, a Virginia limited liability company, its Managing Member

	By:	Wheeler REIT, L.P., a Virginia limited partnership, its Managing Member

		By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

			By:	/s/ Jon S. Wheeler
Jon S. Wheeler, CEO

JOINING PARTY:

WHLR-LADSON CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LAKE GREENWOOD CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LAKE MURRAY, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LITCHFIELD MARKET VILLAGE, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

[Signature page to First Amendment and Joinder Agreement]

WHLR-MONCKS CORNER, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-SHOPPES AT MYRTLE PARK, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-RIDGELAND, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-SOUTH LAKE POINTE, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-MULLINS SOUTH PARK, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-ST. MATTHEWS, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-DARIEN, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

[Signature page to First Amendment and Joinder Agreement]

WHLR-DEVINE STREET, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-FOLLY ROAD CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-GEORGETOWN, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

[Signature page to First Amendment and Joinder Agreement]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Tom Schmitt
Name:	Tom Schmitt
Title:	Vice President

[Signature page to First Amendment and Joinder Agreement]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 1200 Abernathy Road, Suite 1550 Atlanta, Georgia 30328 Attention: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$67,200,000.00, to be reduced to $49,950,000 on the first to occur of (a) April 1, 2017 or (b) satisfaction of the Margin Condition	100%